News
Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact Information: Ron O’Brien	Investor Contact Information: Ken Apicerno
Phone: 781-622-1242	Phone: 781-622-1294
E-mail: ron.obrien@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com

Thermo Fisher Scientific Establishes New Reporting Segment,
Specialty Diagnostics

WALTHAM, Mass. (October 6, 2011) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, announced today that it has established a new financial reporting segment, called Specialty Diagnostics, following its acquisition of Phadia, a global leader in blood tests for the clinical diagnosis and monitoring of allergies and autoimmune diseases. As a result, Thermo Fisher’s financial performance will be reported in three segments instead of two, effective with the company’s third fiscal quarter of 2011.

The new Specialty Diagnostics Segment will consist of five businesses: Anatomical Pathology, Clinical Diagnostics, and Microbiology (all formerly part of the Analytical Technologies Segment), ImmunoDiagnostics (formerly Phadia) and the Healthcare Market Channel (formerly part of the Laboratory Products and Services Segment).

Marc N. Casper, president and chief executive officer of Thermo Fisher Scientific, said, “Following our acquisition of Phadia, our Specialty Diagnostics business has significant scale – with more than $2 billion in revenues – and greater access to a number of high-growth end markets. Our new reporting structure provides investors with better visibility into our company, highlighting not only our leading capabilities in Specialty Diagnostics, but also our high-growth Analytical Technologies and marketing-leading Laboratory Products and Services businesses. It also aligns with the way we manage these businesses to best serve our customers and capitalize on our greatest opportunities for growth.”

With this change, Thermo Fisher’s three reporting segments will be as follows:

•	Analytical Technologies Segment: Analytical Instruments and Biosciences

•	Specialty Diagnostics Segment: Anatomical Pathology, Clinical Diagnostics, Microbiology, ImmunoDiagnostics and Healthcare Market Channel

•	Laboratory Products and Services Segment: Laboratory Products, Research and Safety Market Channels, and BioPharma Services

The company has included later in this press release certain unaudited historical financial results reflecting the new segment reporting structure. This information is also available in the reconciliation of GAAP to Non-GAAP financials that can be found in the Investors section of the company’s website at www.thermofisher.com. The segment changes do not impact the company’s audited consolidated balance sheet, statement of income or cash flows.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measure adjusted operating income, which excludes, among other things, restructuring and other costs/income and amortization of acquisition-related intangible assets. We exclude these items because they are outside of our normal operations. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods.

Thermo Fisher's management uses non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measure of Thermo Fisher's results of operations included in this press release is not meant to be considered superior to or a substitute for Thermo Fisher's results of operations prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is set forth in the accompanying tables.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE:TMO - News) is the world leader in serving science. Our mission is to enable our customers to make the world healthier, cleaner and safer. With revenues of nearly $11 billion, we have approximately 37,000 employees and serve customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as in environmental and process control industries. We create value for our key stakeholders through two premier brands, Thermo Scientific and Fisher Scientific, which offer a unique combination of continuous technology development and the most convenient purchasing options. Our products and services help accelerate the pace of scientific discovery, and solve analytical challenges ranging from complex research to routine testing to field applications. Visit www.thermofisher.com.

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Consolidated Statement of Income (unaudited) (a)
Segment Data	Three Months Ended
	Apr 3,	Jul 3,	Oct 2,	Dec 31,
(In millions)	2010	2010	2010	2010	2010

Revenues
Analytical Technologies	$769.3	$760.8	$827.9	$880.2	$3,238.2
Specialty Diagnostics	555.8	544.5	513.1	535.6	2,149.0
Laboratory Products and Services	1,416.1	1,412.2	1,407.7	1,414.9	5,650.9
Eliminations	(114.3)	(121.8)	(120.0)	(111.8)	(467.9)

Consolidated Revenues	$2,626.9	$2,595.7	$2,628.7	$2,718.9	$10,570.2

Operating Income
Analytical Technologies	$125.0	$116.8	$143.5	$164.8	$550.1
Specialty Diagnostics	126.4	124.4	118.1	119.0	487.9
Laboratory Products and Services	203.5	206.2	189.5	202.9	802.1

Subtotal Reportable Segments (Adjusted Operating Income)	454.9	447.4	451.1	486.7	1,840.1

Cost of Revenues Charges (b)	(5.1)	(3.7)	(2.5)	(4.7)	(16.0)
Selling, General and Administrative (Costs) Income, Net (c)	(1.1)	0.2	(0.5)	(1.6)	(3.0)
Restructuring and Other Costs, Net (d)	(17.4)	(8.2)	(10.3)	(24.5)	(60.4)
Amortization of Acquisition-related Intangible Assets	(146.7)	(137.8)	(135.1)	(135.1)	(554.7)

GAAP Operating Income (a)	$284.6	$297.9	$302.7	$320.8	$1,206.0

	Three Months Ended				Six Months
	Apr 2,	Jul 2,			Ended
(In millions)	2011	2011			2011

Revenues
Analytical Technologies	$830.2	$929.2			$1,759.4
Specialty Diagnostics	576.6	569.5			1,146.1
Laboratory Products and Services	1,442.5	1,528.6			2,971.1
Eliminations	(127.9)	(129.9)			(257.8)

Consolidated Revenues	$2,721.4	$2,897.4			$5,618.8

Operating Income
Analytical Technologies	$137.0	$159.0			$296.0
Specialty Diagnostics	141.9	135.7			277.6
Laboratory Products and Services	199.3	215.6			414.9

Subtotal Reportable Segments (Adjusted Operating Income)	478.2	510.3			988.5

Cost of Revenues Charges (b)	(2.9)	(15.4)			(18.3)
Selling, General and Administrative (Costs) Income, Net (c)	(3.1)	(38.0)			(41.1)
Restructuring and Other Costs, Net (d)	(15.3)	(39.9)			(55.2)
Amortization of Acquisition-related Intangible Assets	(135.4)	(151.2)			(286.6)

GAAP Operating Income (a)	$321.5	$265.8			$587.3

(a) "GAAP" (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP). Results in all periods have been adjusted to omit from continuing operations the results of the discontinued operations of the Athena Diagnostics and Lancaster Laboratories businesses sold on April 4, 2011.
(b) Reported results in 2010 include $3.6, $2.4, $1.4, $4.0 and $11.4 for the quarters and full year, respectively, of charges for the sale of inventories revalued at the date of acquisition and $1.5, $1.3, $1.1, $0.7 and $4.6 for the quarters and full year, respectively, of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Reported results in 2011 include $2.0, $14.6 and $16.6 for the quarters and first half, respectively, of charges for the sale of inventories revalued at the date of acquisition and $0.9, $0.8 and $1.7 for the quarters and first half, respectively, of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(c) Reported results include transaction costs related to acquisitions and, in Q4 2010, a $5.2 charge due to revisions of estimated contingent consideration related to acquisitions and a $10.9 gain on settlement with product liability insurers.
(d) Reported results include restructuring and other costs, net, consisting principally of severance, abandoned facility and other expenses of headcount reductions within several businesses and real estate consolidations. Reported results in Q1 2010 include a $6.0 loss on a patent infringement claim that arose at a business unit prior to its acquisition by the company and in Q4 2010, $17.0 of impairment of intangible assets associated with several small business units. Reported results in Q2 2011 include
      $21.6 of cash compensation from monetizing equity awards held by Dionex employees